UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

MSC.Software Corporation (the “Company”) granted, on March 8, 2005, the following equity-based awards to John J. Laskey, the Company’s Senior Vice President and Chief Financial Officer:

•                  Stock options to purchase 150,000 shares of the Company’s common stock.  The stock options are evidenced by, and subject to the terms and conditions of, a Nonqualified Stock Option Agreement in the form attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Stock Options are exercisable only to the extent vested and are scheduled to vest as to 25% of the shares subject thereto on each of October 18, 2005, October 18, 2006, October 18, 2007, and October 18, 2008.  The maximum term of the stock options is ten years, subject to early termination in certain circumstances.  The per share exercise price of the stock options is $11.40 (the closing market price of a share of Company common stock on March 8, 2005).

•                  Restricted stock units covering 39,000 shares of the Company’s common stock.  The restricted stock units are evidenced by, and subject to the terms and conditions of, a Restricted Stock Unit Award Agreement in the form attached hereto as Exhibit 10.2 and incorporated herein by reference.  The restricted stock units that become vested will be paid, on a one-for-one basis, in shares of the Company’s common stock.  The restricted stock units are scheduled to vest as to 25% of the shares subject thereto on each of October 18, 2005, October 18, 2006, October 18, 2007, and October 18, 2008.

•                  Restricted stock purchase rights.  Pursuant to the award, Mr. Laskey has the right to purchase from the Company 25,000 shares of the Company’s common stock at a per share price of $7.00.  The purchase right is exercisable only until March 31, 2005 and is exercisable by Mr. Laskey’s execution and delivery of a Restricted Stock Purchase Agreement, in substantially the form attached hereto as Exhibit 10.3 and incorporated herein by reference, and satisfaction of the other purchase terms set forth therein.  The Company generally has the right to repurchase, at the lesser of $7.00 per share or the then fair market value of the shares, any shares subject to the Restricted Stock Purchase Agreement if Mr. Laskey’s employment by the Company terminates before October 18, 2005.

The Company granted, on March 9, 2005, the following equity-based awards to John A. Mongelluzzo, the Company’s Senior Vice President – Administration, Secretary and General Counsel:

•                  Stock options to purchase 150,000 shares of the Company’s common stock.  The stock options are evidenced by, and subject to the terms and conditions of, a Nonqualified Stock Option Agreement in the form attached hereto as Exhibit 10.4 and incorporated herein by reference.  The Stock Options are exercisable only to the extent vested and are scheduled to vest as to 25% of the shares subject thereto on each of March 9, 2006, March 9, 2007, March 9, 2008, and March 9, 2009.  The maximum term of the stock options is ten years, subject to early termination in certain circumstances.  The per share exercise price of the stock options is $11.56 (the closing market price of a share of Company common stock on March 9, 2005).

•                  Restricted stock purchase rights.  Pursuant to the award, Mr. Mongelluzzo has the right to purchase from the Company 50,000 shares of the Company’s common stock at a per share price of $10.00.  The purchase rights are exercisable only until March 21, 2005 and are exercisable by Mr. Mongelluzzo’s execution and delivery of a Restricted Stock Purchase Agreement, in substantially the form attached hereto as Exhibit 10.5 and incorporated herein by reference, and satisfaction of the other purchase terms set forth therein.  The Company generally has the right to repurchase, at the lesser of $10.00 per share or the then fair market value of the shares, any shares subject to the Restricted Stock Purchase Agreement if Mr. Mongelluzzo’s employment by the Company terminates before March 9, 2006.

•                  Performance stock units covering 30,000 shares of the Company’s common stock.  The performance stock units are evidenced by, and subject to the terms and conditions of, a Performance Stock Unit Award Agreement in the form attached hereto as Exhibit 10.6 and incorporated herein by reference.  The performance stock units that become vested will be paid, on a one-for-one basis, in shares of the Company’s common stock.  The performance stock units will generally vest if, during the two year period ending March 7, 2007, either (1) the closing price or last price, as applicable, per share of the Company’s common stock reported on the composite tape for securities listed on either the New York Stock Exchange or the NASDAQ National Market equals or exceeds $17.00 for each of thirty (30) consecutive trading days, or (2) the Company is sold at a per share price of $17.00 or more.

Item 1.02               Termination of a Material Definitive Agreement.

On March 8, 2005, the Company and John J. Laskey rescinded the October 18, 2004 grant by the Company to Mr. Laskey of a stock option covering 150,000 shares of the Company’s common stock and the grant by the Company to Mr. Laskey of a stock purchase right covering 100,000 shares of the Company’s common stock.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

10.1                    Nonqualified Stock Option Agreement, dated as of March 8, 2005, between the Company and John J. Laskey.

10.2                    Restricted Stock Unit Award Agreement. dated as of March 8, 2005, between the Company and John J. Laskey.

10.3                    Form of Restricted Stock Purchase Agreement for John J. Laskey.

10.4                    Nonqualified Stock Option Agreement, dated as of March 9, 2005, between the Company and John A. Mongelluzzo.

10.5                    Form of Restricted Stock Purchase Agreement for John A. Mongelluzzo.

10.6                    Performance Stock Unit Award Agreement. dated as of March 9, 2005, between the Company and John A. Mongelluzzo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN J. LASKEY
Date:	March 14, 2005		John J. Laskey
Senior Vice President and Chief Financial Officer